As filed with the Securities and Exchange Commission on July 13, 1998

                                                  Registration No. 333-_________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                   -----------

                         NATIONAL COMPUTER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

              Minnesota                                     41-0850527
     (State or other jurisdiction                        (I.R.S. Employer
          of incorporation)                             Identification No.)


        11000 Prairie Lakes Drive
             Eden Prairie, MN                                  55344
(Address of principal executive offices)                     (Zip Code)


                         NATIONAL COMPUTER SYSTEMS, INC.
                          1997 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

             J.W. Fenton, Jr.                                 Copy to:
           Secretary/Treasurer                             Jay L. Swanson
     National Computer Systems, Inc.                    Dorsey & Whitney LLP
       11000 Prairie Lakes Drive                       Pillsbury Center South
     Eden Prairie, Minnesota 55344                     220 South Sixth Street
(Name and address of agent for service)            Minneapolis, Minnesota  55402

                                 (612) 829-3040
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE
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                                  Proposed       Proposed
                                  maximum         maximum
  Title of         Amount         offering       aggregate         Amount of
securities to      to be          price per      offering        registration
be registered    registered       share (1)      price (1)           fee
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Common Stock,      600,000        $23.844       $14,306,400        $4,220.39
$.03 par value
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(1)      Estimated solely for the purpose of calculating the  registration  fee, based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on July 7, 1998.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

          The following documents which have been filed by National Computer Systems, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) The Company's annual report on Form 10-K for the fiscal year ended January 31, 1998.

          (b) The Company's quarterly report on Form 10-Q for the quarter ended April 30, 1998.

          (c) The descriptions of the Company's Common Stock contained in the Company's registration statements on Form 8-A and amendments thereto dated June 2, 1969, June 24, 1987 and March 13, 1996.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.


Item 6.   Indemnification of Directors and Officers

          Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys' fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subd. 3, requires payment by the corporation, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

          Article IX of the Company's Restated Articles of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for authorizing a dividend, stock repurchase or redemption or other distribution in violation of Minnesota law or for violation of certain provisions of Minnesota securities laws; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when Article IX became effective.

          The Bylaws of the Company provide that the Company shall indemnify such persons, for such liabilities, in such manner, under such circumstances and to such extent as permitted by Section 302A.521, as now enacted or hereafter amended.

Item 8.   Exhibits

Exhibit
Number    Description
-------   -----------
   4 Amended and Restated Rights Agreement dated as of March 4, 1996 between the Company and Norwest Bank Minnesota, N.A. (including the form of Right Certificate attached as Exhibit B thereto) is incorporated herein by reference to Exhibit 1 to Amendment No. 2 to Form 8-A/A dated March 13, 1996.

   5      Opinion of Counsel for the Company

  23.1    Consent of Independent Auditors

  23.2    Consent of Counsel for the Company (included in Exhibit 5)

  24      Power of Attorney


Item 9.   Undertakings

          The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The   undersigned   registrant   hereby   undertakes  to  remove  from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota.

                                                 NATIONAL COMPUTER SYSTEMS, INC.

Dated: July 10, 1998                             By: /s/ J.W. Fenton, Jr.
                                                     -----------------------
                                                         J.W. Fenton, Jr.
                                                         Secretary/Treasurer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Name
----
By:    Russell A. Gullotti*                 Chairman of the Board of Directors,
       -------------------                  President & CEO
       Russell A. Gullotti                  (principal executive officer)

By:                                         Director
       -------------------
       David C. Cox

By:                                         Director
       -------------------
       Delores M. Etter

By:    Moses S. Joseph*                     Director
       -------------------
       Moses S. Joseph

By:    Jean B. Keffeler*                    Director
       -------------------
       Jean B. Keffeler

By:    Stephen G. Shank*                    Director
       -------------------
       Stephen G. Shank

By:    John E. Steuri*                      Director
       -------------------
       John E. Steuri

By:    Jeffrey W. Taylor*                   Vice President and Chief
       -------------------                  Financial Officer
       Jeffrey W. Taylor                    (principal financial and
                                             accounting officer)

 * Executed on behalf of the indicated officers and directors of the registrant by J.W. Fenton, Jr., Secretary/Treasurer, duly appointed attorney-in-fact.


/s/ J.W. Fenton, Jr.
---------------------
(Attorney-in-fact)                                        Dated: July 10, 1998

                                  EXHIBIT INDEX


Exhibit
Number            Description                                           Page
-------           -----------                                           ----
   5   - Opinion of Counsel for the Company ...........................
  23.1 - Consent of Independent Auditors ..............................
  23.2 - Consent of Counsel for the Company (included in Exhibit 5) ...
  24   - Power of Attorney ............................................